EXHIBIT 5

June 30, 2004

1st Centennial Bancorp

218 East State Street

Redlands, California 92373

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the up to 95,118 shares of the common stock (the “Shares”), authorized for issuance under the 2001 Stock Incentive Plan, as Amended and Restated March 19, 2004 (the ”Plan”), of 1st Centennial Bancorp (the “Company”).

In connection with this opinion, we have examined the Company’s Articles of Incorporation and Bylaws, the Registration Statement, the corporate proceedings of the Company with respect to the approval of the Plan by the Company’s Board of Directors and shareholders and such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plan is paid for each Share, and (iv) all applicable securities laws are complied with; it is our opinion that when issued by the Company, after payment therefor in accordance with the procedures set forth in the Plan, the Shares will be legally issued, fully paid and nonassessable.

We are opining hereon only with respect to the Federal laws of the United States and we express no opinion with respect to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Fried, Bird & Crumpacker, P.C.

Fried, Bird & Crumpacker, P.C.